Exhibit 10.19

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of May 24, 2020 (“Effective Date”), by and between 21st CENTURY TECHBANQ PASADENA LLC, a California limited liability company (“Landlord”), and ROCKLEY PHOTONICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant entered into a Lease, dated as of November 20, 2015 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement, dated as of April 27, 2016 (the “First Amendment”), as further amended by that certain Second Amendment to Lease Agreement, dated as of April 7, 2017 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease Agreement, dated as of November 1, 2017 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Lease Agreement, dated as of August 6, 2019 (the “Fourth Amendment”) (the Original Lease, First Amendment, Second Amendment, Third Amendment, and Fourth Amendment are collectively referred to as the “Lease”), for the premises consisting of a total of approximately 15,218 rentable square feet located in the space commonly known as Suites 500, 502 and 505 (approximately 7,540 rentable square feet) and Suites 600 and 610 (approximately 7,678 rentable square feet) (collectively the “Current Premises”), on the 5th floor and 6th floor, respectively, of the office building located at 234 E. Colorado Boulevard, Pasadena, California 91101 (the “Building”).

B. Tenant desires to expand the Current Premises to include that certain space consisting of approximately 809 rentable square feet, located in the space commonly known as Suite 208, and Landlord and Tenant desire to otherwise to amend the Lease as set forth herein.

T E R M S

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment, Landlord and Tenant agree as follows:

1. Incorporation of Recitals. The Recitals set forth above are incorporated herein by reference.

2. Definitions. All capitalized terms used herein, unless otherwise expressly defined in this Amendment, shall have the meanings ascribed to them in the Lease. In the event of any inconsistency between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

3. Contingency. Landlord and Tenant acknowledge and agree that this Amendment is expressly contingent upon Landlord obtaining legal possession of Suite 208 from the existing tenant. If Landlord does not deliver possession of the Suite 208 Expansion Premises (as defined in Section 4 below) to Tenant on or before June 1,2020 (the “Anticipated Delivery Date”), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. In the event Landlord is unable to obtain legal possession of the Suite 208 Expansion Premises from the existing tenant and deliver possession of the Suite 208

Expansion Premises to Tenant on or before December 31, 2020 (the “Outside Delivery Date”), then either Landlord or Tenant shall have the right to terminate this Amendment by giving thirty (30) days written notice thereof to the other party and this Amendment shall have no further force or effect; provided, however, that if Tenant gives notice to terminate the Lease and Landlord obtains legal possession of the Suite 208 Expansion Premises within such thirty (30) day period, then Tenant shall have no right to terminate the Amendment and the Amendment will continue in full force and effect. Landlord and Tenant’s termination right shall be their only remedy if Landlord is unable to obtain legal possession of the Suite 208 Expansion Premises from the existing tenant and Landlord will not be liable to Tenant for any loss or damage resulting from such delay.

4. Modification of Current Premises. Effective as of the Suite 208 Expansion Premises Commencement Date (as defined in Section 4 below), Tenant shall lease from Landlord, and Landlord shall lease to Tenant, a portion of the second (2nd) floor consisting of approximately 809 rentable square feet and located in a portion of the space commonly known as Suite 208 of the Building (the “Suite 208 Expansion Premises”), as shown on Exhibit A attached hereto. Landlord and Tenant hereby acknowledge that such addition of the Suite 208 Expansion Premises shall, effective as of the Suite 208 Expansion Premises Commencement Date, increase the size of the “Premises”, as defined below, to approximately 16,027 rentable square feet. The Current Premises and the Suite 208 Expansion Premises may hereinafter collectively be referred to as the “Premises” and all references to the “Premises” in the Lease shall apply to the Suite 208 Expansion Premises, except as set forth in this Amendment.

5. Suite 208 Expansion Premises Term. The term of Tenant’s lease of the Suite 208 Expansion Premises shall be the date that Landlord delivers possession of the Suite 208 Expansion Premises to Tenant, which is anticipated to be June 1, 2020 (the “Suite 208 Expansion Premises Commencement Date”). The term of Tenant’s lease of the Suite 208 Expansion Premises shall end at midnight on the last calendar day of the twelfth (12th) full calendar month after the Commencement Date (the “Suite 208 Expansion Premises Expiration Date”). The Suite 208 Expansion Premises Commencement Date through the Suite 208 Expansion Premises Expiration Date shall be referred to as the Suite 208 Expansion Premises Term.

6. Base Rent.

6.1 Current Premises. Notwithstanding anything to the contrary in the Lease, Tenant shall continue to pay Base Rent for the Current Premises in accordance with the terms of Paragraph 10 of the Basic Lease Information and Section 3.1 of the Original Lease, Section 4 of the First Amendment, Section 5 of the Second Amendment, Section 5 of the Third Amendment, and Section 5 of the Fourth Amendment.

6.2 Suite 208 Expansion Premises. Commencing on the Suite 208 Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Suite 208 Expansion Premises as follows:

Date	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rental Square Foot
Lease Year 1 (Months 1-12, including any partial month)	$34,948.80 (including any partial month)	$2,912.40	$3.60

The first Lease Year shall include the period between the Suite 208 Expansion Premises Commencement Date and the first day of the month following the Suite 208 Expansion Premises Commencement Date if the Suite 208 Expansion Premises Commencement Date is not the first day of a calendar month.

7. Tenant’s Share of Additional Rent: Base Year.

7.1 Current Premises. Notwithstanding anything to the contrary in the Lease, Tenant shall continue to pay Tenant’s Share of Additional Rent for the Current Premises in accordance with the terms of Sections 3.3 and 3.4 of the Original Lease, Section 6 of the First Amendment, Section 6 of the Second Amendment, Section 7 of the Third Amendment, and Section 7 of the Fourth Amendment.

7.2 Additional Rent for the Suite 208 Expansion Premises. Commencing on the Suite 208 Expansion Premises Commencement Date, Tenant shall pay Tenant’s Share of Additional Rent for the Suite 208 Expansion Premises in accordance with the terms of Sections 3.3 and 3.4 of the Original Lease. The Base Year for the Suite 208 Expansion Premises shall be the calendar year 2016 as set forth in Section 12 of the Basic Lease Information in the Original Lease.

8. Suite 208 Expansion Premises Security Deposit. Landlord is currently holding a Security Deposit in the amount of $58,510.40 for the Current Premises. Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord the sum of Two Thousand Nine Hundred Twelve and 40/100 Dollars ($2,912.40) to be held by Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease, as hereby amended (the “Suite 208 Expansion Premises Security Deposit”). The current Security Deposit and the Suite 208 Expansion Premises Security Deposit shall total $61,422.80. The Suite 208 Expansion Premises Security Deposit shall be held and applied in accordance with Section 7.1 of the Second Amendment.

9. Parking. Landlord and Tenant acknowledge and agree that as of the Suite 208 Expansion Premises Commencement Date, Tenant shall have the right but not the obligation to lease up to two (2) unreserved parking passes for every 1,000 rentable square feet of the Suite 809 Expansion Premises, for a total two (2) unreserved parking passes. Tenant shall pay the current parking rate for each unreserved parking pass which may be increased by Landlord in its sole discretion. Landlord shall retain sole discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant. All such parking passes shall be subject to the applicable terms of the Lease including but not limited to Article 35 of the Original Lease, as amended by Section 8 of the First Amendment and Section 8 of the Second Amendment, and Exhibit E to the Original Lease.

9.1 Condition of Premises: Suite 208 Tenant Improvements. Tenant hereby accepts the Suite 208 Expansion Premises in its presently existing, “as-is” condition and acknowledges that Landlord has no obligation whatsoever to improve, repair, renovate, restore, refurbish or provide any improvement work or services in or to the Suite 208 Expansion Premises or to pay for the same, and neither Landlord nor any agent of Landlord has made or herein makes any representation or warranty concerning the Suite 208 Expansion Premises, its condition, or its present suitability for Tenant’s use. Tenant shall construct improvements in the Suite 208 Expansion Premises in accordance with the terms of the Construction Rider attached hereto as Exhibit B. In connection with the construction of the Suite 208 Tenant Improvements, if any, Tenant shall pay to Landlord within ten (10) days of receipt of an invoice a construction supervision fee in an amount equal to four percent (4%) of the Tenant’s total construction costs for the Suite 208 Tenant Improvements, including hard and soft construction costs, thereof.

10. Use of the Suite 208 Expansion Premises. Subject to Tenant’s receipt of all necessary governmental permits and approvals, the Suite 208 Expansion Premises shall be used and occupied for general business office purposes and as a wet lab, and for no other use or purpose. Tenant’s use shall comply with Section 5.1 of the Lease.

11. Estoppel. Tenant hereby certifies and acknowledges that as of the date hereof (a) Landlord is not in default in any respect under the Lease, (b) Tenant does not have any defenses to its obligations under the Lease, (c) Landlord is holding a Security Deposit in the amount of $58,510.40; (d) Landlord is holding a Letter of Credit from Tenant in the amount of $51,767.64 and (e) there are no offsets against rent payable under the Lease. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this Amendment; and (iii) Landlord is relying on such representations in entering into this Amendment.

12. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Building, the Current Premises, and the Suite 208 Expansion Premises, have not undergone inspection by a Certified Access Specialist (CASp). Landlord shall have no liability to Tenant arising out of or related to the fact that the Building, Current Premises, and the Suite 208 Expansion Premises have not been inspected by a Certified Access Specialist (CASp), and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord as a result of or in connection therewith. The following disclosure is hereby made pursuant to applicable California law: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Project and shall be subject to Landlord’s prior written consent.

13. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment other than Cushman & Wakefield and Hello Office representing Landlord (the “Broker”). Landlord shall pay any commission owed to Broker pursuant to a separate agreement. Tenant warrants and represents to Landlord that in negotiating or making of this Amendment, neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Amendment. Each party shall indemnify and hold the other harmless from any claim or claims including costs, expenses and reasonable attorney’s fees, incurred by the other asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by such party or such party’s representatives.

14. Ratification: No Further Modification. Except as set forth in this Amendment, all of the terms, covenants, conditions, provisions and agreements of the Lease shall apply with respect to the Suite 208 Expansion Premises, and the Lease shall remain unmodified and in full force and effect. This Amendment shall be construed to be part of the Lease and shall be deemed incorporated into the Lease by this reference.

15. Conflicting Terms. In the event of a conflict between the terms of the Lease and this Amendment, the language of this Amendment shall control.

16. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Landlord and Tenant hereby acknowledge and agree that electronic signatures may be used in connection with the execution of this Lease and electronic signatures or signatures transmitted by electronic mail in so-called .pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Lease had been delivered and had been signed using a handwritten signature.

17. Successors and Assigns. Except as specifically modified hereby, all of the .terms, covenants and conditions of the Lease shall remain in full force and effect and shall be binding on the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, this Amendment to Lease is made as of the day and year first above written.

WITNESS:	LANDLORD:

21st CENTURY TECHBANQ PASADENA, LLC,
a California limited liability company

	By:	/s/ Wu Juanling
Name: Wu Juanling
Title: President

WITNESS:	TENANT:

ROCKLEY PHOTONICS, INC.
a Delaware corporation

	By:	/s/ Mahesh Karanth
Name: Mahesh Karanth
Title: CFO

EXHIBIT A

SITE PLAN OF SUITE 208 EXPANSION PREMISES

EXHIBIT B

CONSTRUCTION RIDER

1. Suite 208 Tenant Improvements. Tenant shall with reasonable diligence through a general contractor designated by Tenant and approved by Landlord (which contractor may be an affiliate of Landlord) construct and install in the Suite 208 Expansion Premises the improvements and fixtures provided for in this Construction Rider (“Suite 208 Tenant Improvements”). All of the Suite 208 Tenant Improvements shall be constructed and installed at Tenant’s sole cost and expense and Landlord shall have no obligation to construct any tenant improvements or alterations in the Suite 208 Expansion Premises. Landlord and Tenant each shall designate in writing an individual authorized to act as a representative of each respective party with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

1.1 Plans.

1.1.1 Space Plan: Construction Documents. The Suite 208 Tenant Improvements shall be constructed substantially as shown on the plans for the Suite 208 Expansion Premises prepared by the space planner retained by Tenant as the space planner for the Suite 208 Expansion Premises (“Space Planner”), which space plan shall be promptly delivered to Landlord for Landlord’s review and prior approval prior to the commencement of construction of the Suite 208 Tenant Improvements (the “Space Plan”). Tenant shall also retain engineering consultants reasonably approved by Landlord (the “Engineers”) (such approval not to be unreasonably withheld, conditioned, or delayed), to prepare all plans and engineering construction documents relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Suite 208 Expansion Premises. The plans and drawings to be prepared by the Engineers and the Space Plan to be prepared by the Space Planner may collectively be referred to as the “Construction Documents.” Tenant shall retain an electrical engineer, reasonably approved by Landlord, to prepare plans and engineering construction documents for the Suite 208 Tenant Improvements, and as part of the Construction Documents, the electrical engineer shall provide to Landlord written certification that all electrical work performed by Tenant as part of the Suite 208 Tenant Improvements will not overload the Building’s electrical systems.

1.1.2 Construction Documents. Tenant shall promptly cause the Space Planner and the Engineers to complete the architectural and engineering drawings for the Suite 208 Expansion Premises, and the Space Planner shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing Construction Documents in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Construction Documents”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Construction Documents. Landlord shall, within five (5) business days after Landlord’s receipt of the Final Construction Documents, either (i) approve the Final Construction Documents, (ii) approve the Final Construction Documents subject to specified conditions to be satisfied by Tenant prior to submitting the approved Final Construction Documents for permits as set forth below, or (iii) disapprove and return the Final Construction Documents to Tenant with requested revisions. Landlord shall not unreasonably require changes or modifications or withhold its approval of the Final Construction Documents; provided, however, Landlord may, in its sole and absolute discretion, require changes or modifications or withhold its approval of the Final Construction Documents if (1) the Suite 208 Tenant Improvements will affect the Building’s structure or the Building systems, including but not limited to the electrical system, (2) any element of the Suite 208 Tenant Improvements fails to comply with any applicable laws, or (3) the cost of removing the Suite 208 Tenant Improvements at the end of the Term would be excessive in Landlord’s reasonable estimation. If Landlord disapproves the Final Construction Documents, Tenant may resubmit the Final Construction Documents to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Construction Documents, based upon the criteria set forth in this Section 1.1.2 within three (3) business days after Landlord receives such resubmitted Final Construction Documents.

Once approved by Landlord as set forth above, the Final Construction Documents shall be referred to as the “Approved Construction Documents,” and such Final Construction Documents shall be so approved by Landlord prior to the commencement of construction of the Suite 208 Tenant Improvements by Tenant. After approval by Landlord of the Final Construction Documents, Tenant shall cause the Space Planner to submit the Approved Construction Documents to the appropriate municipal authorities for all architectural and structural permits (the “Permits”), provided that (a) the Space Planner shall provide Landlord with a copy of the package that it intends to submit prior to such submission for Landlord’s review and prior approval, (b) Tenant and/or the Space Planner shall provide Landlord with any comments to any submitted plan documents made by any governmental authority immediately upon Tenant’s receipt of same, and copies of all Permits required for construction of the Suite 208 Tenant Improvements upon issuance, and (c) if there are Building modifications required to obtain the Permits, then Tenant shall obtain Landlord’s prior written consent to any such Building modifications. Notwithstanding anything to the contrary in the foregoing. Tenant or the Space Planner shall obtain a Permit for all electrical work performed at the Suite 208 Expansion Premises. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Suite 208 Expansion Premises) for the Suite 208 Expansion Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord, at no cost to Landlord, shall cooperate with Tenant in performing ministerial acts reasonably necessary to enable Tenant to obtain any such certificate of occupancy (or other documentation or approval allowing Tenant to legally occupy the Suite 208 Expansion Premises). No changes, modifications or alterations in the Approved Construction Documents may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed; provided, however, that Landlord may, in its sole and absolute discretion, withhold its consent to any changes, modifications or alterations in the Approved Construction Documents that affect (1) the Building’s structure or the Building systems, including but not limited to the electrical system, (2) any element of the Suite 208 Tenant Improvements fails to comply with any applicable laws, or (3) the cost of removing the Suite 208 Tenant Improvements at the end of the Term would be excessive in Landlord’s, reasonable estimation.

1.2 Construction of the Suite 208 Tenant Improvements.

1.2.1 Contractor: Tenant’s Representatives. Tenant shall retain a qualified and licensed general contractor selected by Tenant in Tenant’s reasonable discretion and approved by Landlord (which approval shall not be unreasonably delayed, conditioned or withheld) (the “Contractor”) for the construction of the Suite 208 Tenant Improvements, which Contractor shall be a qualified, reputable, general contractor experienced in class A office building tenant improvement construction in the greater Los Angeles area. The Space Planner, Engineers, Contractor, other contractors, subcontractors, consultants, laborers, vendors, and material suppliers retained and/or used by Tenant in connection with the Suite 208 Tenant Improvements shall be known collectively as “Tenant’s Representatives.” At least ten (10) business days prior to the date Tenant enters into any contract for construction of the Suite 208 Tenant Improvements, Tenant shall submit to Landlord for Landlord’s prior approval, the name of the Contractor, and those subcontractors whose work affects the Building structure, the Building systems, or the roof of the Building, and such additional information on such contractors as Landlord may reasonably request. Landlord shall have the right to review and approve or disapprove each contractor and’ subcontractor submitted by Tenant based upon such contractor’s or subcontractors qualifications, including (a) quality of work, (b) creditworthiness, (c) experience in general construction of tenant improvements, and in constructing improvements similar to the Suite 208 Tenant Improvements, and (d) references, which approval shall not be unreasonably withheld. Landlord, at least ten (10) business days prior to the date Tenant enters into any contract(s) for construction of the Suite 208 Tenant Improvements, shall have the right to designate any subcontractor whose work affects the structure of the Building, the roof, any life safety systems, and any Building system. The contractor selected by Tenant, as reasonably approved by Landlord, is herein called the “Contractor”.

1.2.2 Construction Contract: Final Cost Estimate. Prior to commencement of construction, Tenant shall submit a copy of the executed contract with the Contractor for the construction of the Suite 208 Tenant Improvements, including the general conditions with Contractor (the “Contract”) to Landlord for its records. Prior to the commencement of the construction of the Suite 208 Tenant Improvements, and after Tenant has accepted all bids and proposals for the Suite 208 Tenant Improvements, Tenant shall provide Landlord with (i) a detailed breakdown, by trade, for all of Tenant’s Representatives, of the final estimated costs to be incurred or which have been incurred in connection with the design and construction of the Suite 208 Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (the “Final Cost Estimate”), which costs shall include, but not be limited to, the costs of the Space Planner’s and Engineers’ fees and the Landlord construction supervision fee as set forth in Section 2 below.

1.2.3. Governmentally-Required Changes. Tenant acknowledges that, pursuant to all applicable laws and regulations i (including, without limitation, Title III of the Americans with Disabilities Act of 1990 and the Building Code of the City of Pasadena, California), the construction of the Suite 208 Tenant Improvements may result in additional governmentally-required alterations or improvements to the Suite 208 Expansion Premises or the Building. If the proposed design and construction of the Suite 208 Tenant Improvements results in any such governmentally-required alterations or improvements being imposed as a condition to the issuance of applicable permits or approvals, then Tenant shall be solely responsible for all costs and expenses relating to such additional governmentally-required alterations and improvements (which shall be constructed by Landlord) provided, however, that if the performance of such governmentally-required alterations or improvements can be avoided by modifying the cost, design or manner of construction of the Suite 208 Tenant Improvements, then, subject to Landlord’s prior approval, Tenant may elect to modify the Suite 208 Tenant Improvements in accordance with the provisions of this Construction Rider. Landlord shall notify Tenant of any such required alterations or improvements promptly after Landlord is notified of the same.

1.2.3 Construction. Upon Tenant’s receipt of Approved Construction Documents and Permits, Tenant shall proceed with reasonable diligence to cause the Suite 208 Tenant Improvements to be Substantially Completed as soon as reasonably practicable following the Suite 208 Expansion Premises Delivery Date. Prior to commencement of construction, Tenant shall provide evidence satisfactory to Landlord that Tenant has obtained the insurance required to be maintained by Tenant pursuant to this Lease. Tenant shall provide Landlord with at least ten (10) days’ prior written notice of the date for its commencement of construction of the Suite 208 Tenant Improvements, in order to permit Landlord to post, file, and record such Notices of Nonresponsibility and other instruments as may be necessary to protect Landlord and its property from claims by contractors for construction costs that are to be paid by Tenant. Tenant shall comply with all applicable laws and with all recorded restrictions affecting the property. Upon prior written notice, Landlord shall have the right to suspend any construction activity by Tenant that detracts from harmonious labor relations at the property.

The Suite 208 Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Approved Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list.” (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)

Following Substantial Completion of the Suite 208 Tenant Improvements, Tenant shall inspect the Suite 208 Expansion Premises and prepare a “punch list” of agreed items of construction remaining to be completed. Tenant shall complete the items set forth in the punch list as soon as reasonably possible.

1.2.4 Indemnity: Insurance. Tenant’s indemnity of Landlord as set forth in Article 10 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Representatives, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Suite 208 Tenant Improvements. All of Tenant’s Representatives shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial general liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 11 of the Lease, and the policies therefor shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and subcontractors. Additionally, Tenant or Contractor shall also carry “Builder’s All Risk” insurance in an amount approved by Landlord, which shall in no event be less than the amount actually carried by Tenant or Contractor, covering the construction of the Suite 208 Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Suite 208 Tenant Improvements shall be insured by Tenant pursuant to Article 11 of the Lease immediately upon completion thereof. The Tenant’s Representatives, including Contractor, shall deliver insurance certificates to Landlord at least five (5) days prior to commencing construction of the Suite 208 Tenant Improvements. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord.

1.3 Intentionally Omitted.

1.4 Changes. If Tenant requests any material change, addition or alteration in or to any Approved Construction Documents (“Changes”) Tenant shall (i) inform the Landlord of the desired Changes and obtain Landlord’s written approval thereof which shall be granted or withheld in accordance with the terms of Section 1.1.2 within no more than three (3) business days after the date of Tenant’s request for approval (and if Landlord has not responded within such three (3)-day period, such request for a Change shall be deemed approved); (ii) following Landlord’s approval of Changes, cause the Space Planner to prepare additional plans implementing such Changes; and (iii) promptly pay the cost of preparing additional plans directly to the Space Planner.

2. Construction Supervision Fee. Landlord shall have the right to supervise all aspects of the construction of the Suite 208 Tenant Improvements; provided, however, that Landlord shall have no responsibility for the management or oversight of the Suite 208 Tenant Improvements. Tenant shall pay to Landlord within ten (10) days of receipt of an invoice a construction supervision fee in an amount equal to four percent (4%) of the construction costs, including hard and soft costs, thereof.

3. Ownership of the Suite 208 Tenant Improvements. All of the Suite 208 Tenant Improvements, whether installed by Tenant or at Tenant’s cost, shall become a part of the Suite 208 Expansion Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Suite 208 Expansion Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease; provided, however, that (a) Tenant, at its sole cost and expense, shall be required to remove all cabling and wiring installed as a part of the Suite 208 Tenant Improvements at the expiration or earlier termination of the Lease, repair any and all damage caused by such removal, and restore the Suite 208 Expansion Premises to the condition it was in prior to the installation of such cabling and wiring; and (b) Landlord shall have the right, upon at least thirty (30) days’ written notice to Tenant prior to the Lease Expiration Date, to require Tenant to remove the Suite 208 Tenant Improvements prior to the Lease Expiration Date, repair any and all damage caused by such removal, and restore the Suite 208 Expansion Premises to the condition it was in prior to the installation of such Tenant Improvements.

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